Exhibit 99.1

Contact:	Robert Jaffe Investor Relations 424-288-4098 zqk@quiksilver.com

Quiksilver Reports Fiscal 2013 Second Quarter Financial Results

—Company Provides Updated Guidance for Fiscal 2013—

Huntington Beach, California, June 6, 2013—Quiksilver, Inc. (NYSE:ZQK) today announced operating results for the fiscal 2013 second quarter ended April 30, 2013.

“We recently announced a multi-year profit improvement plan designed to enhance the performance of our three flagship brands, Quiksilver, Roxy and DC, and accelerate our path to sustained profitable growth,” said Andy Mooney, President and Chief Executive Officer of Quiksilver, Inc. “With a reorganized management structure and our new leadership team largely in place, we have begun working toward globalizing key functions and gaining efficiencies to reap the benefits of our size and scale. We believe that, over time, our new focus and structure will allow us to significantly improve profitability, working capital efficiency and competitive positioning.

“Our second quarter performance reflects net revenue declines primarily within our EMEA wholesale channel, along with lower gross margins across all three flagship brands, particularly within DC,” continued Mooney. “We continued to liquidate prior seasons’ inventory and meaningfully lowered operating expenses.”

Please refer to the accompanying tables for a reconciliation of GAAP results to certain non-GAAP results for the second quarter and first half ended April 30, 2013 and 2012, net revenues in historical and constant currency, and a definition of our emerging markets.

Fiscal 2013 Second Quarter Review:

The following comparisons refer to the second quarter of fiscal 2013 versus the second quarter of fiscal 2012.

Net revenues were $459 million compared with $492 million, and were down 5%, or $25 million, in constant currency.

•	Americas net revenues increased 3% to $229 million from $221 million, and were up 4% in constant currency.

•	EMEA net revenues decreased 16% to $165 million from $196 million, and were down 14% in constant currency.

•	APAC net revenues decreased 14% to $64 million from $74 million, and were down 9% in constant currency.

Gross margin decreased to 46.0% of net revenues compared with 49.2%, primarily driven by increased discounting and clearance of DC product, increased discounting in Europe across the company’s three flagship brands, and inventory write downs related to certain brands and product categories which were discontinued in the second quarter.

SG&A decreased to $218 million compared with $224 million, primarily due to the company’s ongoing expense reduction efforts which resulted in savings across several expense categories.

Quiksilver, Inc. Reports Second Quarter Fiscal 2013 Financial Results

June 6, 2013

Non-cash asset impairments were $5.3 million compared with $0.4 million.

Foreign currency gain was $2.6 million compared with $0.6 million.

Net loss attributable to Quiksilver, Inc. was $32 million, or $0.19 per share, compared with $5 million, or $0.03 per share.

Pro-forma loss, which excludes the after-tax impact of restructuring and other special charges and non-cash asset impairments from net loss attributable to Quiksilver, Inc., was $20 million and $2 million, or $0.12 per share and $0.01 per share, respectively.

Pro-forma Adjusted EBITDA was $19 million compared with $41 million, with the decline largely driven by gross margin and net revenue declines.

Fiscal 2013 Q2 Net Revenue Highlights:

Net revenues (in constant currency) by brand and channel for the second quarter of fiscal 2013 compared with the second quarter of fiscal 2012 were as follows.

Brands (constant currency):

•	Quiksilver decreased 10% to $182 million;

•	Roxy decreased 4% to $129 million; and,

•	DC increased 1% to $129 million.

Distribution channels (constant currency):

•	Wholesale decreased 7% to $344 million;

•

Retail decreased 5% to $91 million. Second quarter same store sales in company-owned retail stores decreased 4% on a global basis. Company-owned retail stores totaled 564 compared with 549 at the end of fiscal 2012 second quarter; and,

•	E-commerce was up 31% to $23 million.

Emerging markets generated net revenue growth of 13% in constant currency.

Guidance for Fiscal 2013:

Based on its current outlook, the company revised its fiscal 2013 financial guidance as follows:

•	Pro-forma adjusted EBITDA for the second half of fiscal 2013 is expected to be greater than the $91 million achieved during the second half of fiscal 2012;

•	Capital expenditures for fiscal 2013 are expected to decrease by at least 10% from the $66 million recorded in fiscal 2012.

The foregoing guidance updates and supersedes the company’s prior guidance for fiscal 2013.

Quiksilver, Inc. Reports Second Quarter Fiscal 2013 Financial Results

June 6, 2013

About Quiksilver:

Quiksilver, Inc., one of the world’s leading outdoor sports lifestyle companies, designs, produces and distributes branded apparel, footwear and accessories. The company’s apparel and footwear brands, inspired by a passion for outdoor action sports, represent a casual lifestyle for young-minded people who connect with its boardriding culture and heritage. The company’s Quiksilver, Roxy, and DC brands have authentic roots and heritage in surf, snow and skate. The company’s products are sold in more than 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores, select department stores and through various e-commerce channels. Quiksilver’s corporate headquarters are in Huntington Beach, California.

Forward looking statements:

This press release contains forward-looking statements including, but not limited to, statements regarding management’s expectations for improved profitability, working capital efficiency, and competitive positioning as well as management’s current expectations regarding pro-forma adjusted EBITDA and capital expenditures for the second half of fiscal 2013, and other future activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Quiksilver undertakes no obligation to update these statements, which are made only as of the date of this press release. For the factors that could cause actual results to differ materially from expectations, please refer to Quiksilver’s SEC filings and specifically the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

* * * * *

NOTE: For further information about Quiksilver, Inc., please visit our website at www.quiksilverinc.com. We also invite you to explore our brand sites, www.quiksilver.com, www.roxy.com, www.dcshoes.com and www.moskova.com.

FINANCIAL TABLES FOLLOW

QUIKSILVER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Second quarter ended April 30,		First half ended April 30,
	2013	2012	2013	2012
In thousands, except per share amounts
Revenues, net	$458,748	$492,213	$889,766	$941,834
Cost of goods sold	247,612	250,064	458,923	471,735

Gross profit	211,136	242,149	430,843	470,099

Selling, general and administrative expense	218,204	224,010	443,463	454,425
Asset impairments	5,332	415	8,500	415

Operating (loss) income	(12,400)	17,724	(21,120)	15,259

Interest expense	15,289	15,585	30,796	30,630
Foreign currency (gain) loss	(2,618)	(609)	555	(2,459)

(Loss) income before provision for income taxes	(25,071)	2,748	(52,471)	(12,912)

Provision for income taxes	7,147	7,155	10,371	12,405

Net loss	(32,218)	(4,407)	(62,842)	(25,317)
Less: net income attributable to non-controlling interest	(177)	(713)	(682)	(2,408)

Net loss attributable to Quiksilver, Inc.	$(32,395)	$(5,120)	$(63,524)	$(27,725)

Net loss per share attributable to Quiksilver, Inc. (basic and diluted):	$(0.19)	$(0.03)	$(0.38)	$(0.17)

Weighted average common shares outstanding (basic and diluted):	166,815	163,953	166,282	163,655

QUIKSILVER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	April 30, 2013	April 30, 2012
In thousands
ASSETS
Current Assets
Cash and cash equivalents	$47,893	$79,177
Trade accounts receivable (net of allowance of $57,134 and $53,593, respectively)	375,336	370,974
Other receivables	31,933	26,250
Inventories	366,304	358,915
Deferred income taxes - short-term	25,696	17,752
Prepaid expenses and other current assets	33,457	31,697

Total Current Assets	880,619	884,765

Fixed assets, net	232,955	240,424
Intangible assets, net	138,749	137,212
Goodwill	272,764	268,340
Other assets	43,759	54,948
Deferred income taxes - long-term	114,391	110,752

Total Assets	$1,683,237	$1,696,441

LIABILITIES AND EQUITY
Current Liabilities
Lines of credit	$—	$13,517
Accounts payable	185,570	190,647
Accrued liabilities	102,480	108,770
Current portion of long-term debt	44,834	22,840
Income taxes payable	451	3,068

Total Current Liabilities	333,335	338,842

Long-term debt, net of current portion	769,108	732,916
Other long-term liabilities	34,958	33,790

Total Liabilities	1,137,401	1,105,548

Equity
Common stock	1,705	1,684
Additional paid-in capital	560,303	544,809
Treasury stock	(6,778)	(6,778)
Accumulated deficit	(106,845)	(60,290)
Accumulated other comprehensive income	77,799	95,096

Total Quiksilver, Inc. Stockholders’ Equity	526,184	574,521
Non-controlling interest	19,652	16,372

Total Equity	545,836	590,893

Total Liabilities and Equity	$1,683,237	$1,696,441

QUIKSILVER, INC. AND SUBSIDIARIES

INFORMATION RELATED TO OPERATING SEGMENTS (UNAUDITED)

In thousands	Second quarter ended April 30,		First half ended April 30,
	2013	2012	2013	2012
Revenues, net:
Americas	$228,703	$220,975	$414,987	$426,383
EMEA	165,189	195,554	336,364	364,428
APAC	63,900	74,026	136,776	148,619
Corporate operations	956	1,658	1,639	2,404

	458,748	492,213	889,766	941,834

Gross Profit:
Americas	$92,696	$97,709	$173,555	$185,637
EMEA	87,961	108,997	186,850	210,769
APAC	31,634	35,963	70,911	74,103
Corporate operations	(1,155)	(520)	(473)	(410)

	211,136	242,149	430,843	470,099

SG&A Expense:
Americas	$84,999	$88,407	$173,073	$177,888
EMEA	80,976	83,202	164,210	169,298
APAC	37,756	40,002	74,962	77,241
Corporate operations	14,473	12,399	31,218	29,998

	218,204	224,010	443,463	454,425

Asset Impairments:
Americas	$5,322	$415	$6,943	$415
EMEA	10	—	1,557	—
APAC	—	—	—	—
Corporate operations	—	—	—	—

	5,332	415	8,500	415

Operating Income (Loss):
Americas	$2,375	$8,887	$(6,461)	$7,334
EMEA	6,975	25,795	21,083	41,471
APAC	(6,122)	(4,039)	(4,051)	(3,138)
Corporate operations	(15,628)	(12,919)	(31,691)	(30,408)

	(12,400)	17,724	(21,120)	15,259

Definition of emerging markets:

The Company’s references to emerging markets in this press release refer to net revenues generated in Brazil, Mexico, Korea, China, Indonesia, Taiwan and Russia, collectively.

QUIKSILVER, INC. AND SUBSIDIARIES

GAAP TO PRO-FORMA NET LOSS RECONCILIATION (UNAUDITED)

	Second quarter ended April 30,		First half ended April 30,
	2013	2012	2013	2012
In thousands, except per share amounts
Net loss attributable to Quiksilver, Inc.	$(32,395)	$(5,120)	$(63,524)	$(27,725)
Restructuring charges, net of tax of $221, $600, $625 and $800, respectively	7,049	2,966	9,650	5,242
Non-cash asset impairments, net of tax of $136, $32, $692 and $32, respectively	5,196	383	7,808	383

Pro-forma net loss	(20,150)	(1,771)	(46,066)	(22,100)

Pro-forma loss per share attributable to Quiksilver, Inc. (basic and diluted):	$(0.12)	$(0.01)	$(0.28)	$(0.14)

Weighted average common shares outstanding (basic and diluted):	166,815	163,953	166,282	163,655

QUIKSILVER, INC. AND SUBSIDIARIES

ADJUSTED EBITDA & PRO-FORMA ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Second quarter ended April 30,		First half ended April 30,
	2013	2012	2013	2012
In thousands
Net loss attributable to Quiksilver, Inc.	$(32,395)	$(5,120)	$(63,524)	$(27,725)
Provision for income taxes	7,147	7,155	10,371	12,405
Interest expense	15,289	15,585	30,796	30,630
Depreciation and amortization	12,808	14,163	25,027	27,125
Non-cash stock-based compensation expense	3,887	5,423	11,223	12,400
Non-cash asset impairments	5,332	415	8,500	415

Adjusted EBITDA	12,068	37,621	22,393	55,250

Restructuring and other special charges	6,833	3,566	9,838	6,042

Pro-forma Adjusted EBITDA	18,901	41,187	32,231	61,292

Definition of Adjusted EBITDA and Pro-forma Adjusted EBITDA:

Adjusted EBITDA is defined as net income (loss) attributable to Quiksilver, Inc. before (i) interest expense, (ii) (benefit) provision for income taxes, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) non-cash asset impairments. Pro-forma Adjusted EBITDA is defined as Adjusted EBITDA excluding restructuring and other special charges (including, but not limited to, reserves and other charges associated with restructuring activities, non-operating charges for gains and losses on lease exit activities, as well as severance and other employee termination costs as a result of downsizing and reorganization). Adjusted EBITDA and Pro-forma Adjusted EBITDA are not defined under generally accepted accounting principles (“GAAP”), and may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA and Pro-forma Adjusted EBITDA, along with other GAAP measures, as measures of profitability because Adjusted EBITDA and Pro-forma Adjusted EBITDA compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments, the effect of non-cash stock-based compensation expense and restructuring and other special charges. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and the expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the non-cash impact of our asset base. We also remove from Pro-forma Adjusted EBITDA the impact of certain reserves and charges associated with restructuring activities, non-operating charges for gains and losses on lease exit activities, as well as severance and other employee termination costs as these costs are not typically part of normal, day-to-day operations. Adjusted EBITDA and Pro-forma Adjusted EBITDA have limitations as profitability measures in that they do not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense, the effect of asset impairments and the effect of restructuring and other special charges.

QUIKSILVER, INC. AND SUBSIDIARIES

SUPPLEMENTAL EXCHANGE RATE INFORMATION

(Unaudited)

In order to better understand growth rates in our operating segments, we make reference to constant currency. Constant currency reporting improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. Constant currency is calculated by taking the ending foreign currency exchange rate (for balance sheet items) or the average foreign currency exchange rate (for income statement items) used in translation for the current period and applying that same rate to the prior period. The following table presents revenues by segment in both historical currency and constant currency for the second quarter ended April 30, 2013 and 2012 (in thousands):

	Americas	EMEA	APAC	Corporate	Total
Historical currency (as reported):
April 30, 2013	$228,703	$165,189	$63,900	$956	$458,748
April 30, 2012	220,975	195,554	74,026	1,658	492,213
Percentage increase (decrease)	3%	-16%	-14%		-7%

Constant currency (current year exchange rates):
April 30, 2013	228,703	165,189	63,900	956	458,748
April 30, 2012	219,240	192,532	69,870	1,654	483,296
Percentage increase (decrease)	4%	-14%	-9%		-5%